EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S–8 (File Nos. 33–27291, 33–77874, 33–78984, 33–82720, 333–00261, 333–67623, 333–44334 and 333-100196) of Teknowledge Corporation and Subsidiary of our report dated March 17, 2005 relating to the financial statements which appears in this Annual Report on Form 10-KSB.

/s/Burr, Pilger & Mayer LLP
      Burr, Pilger & Mayer LLP

Palo Alto, California
April 14, 2005